Exhibit 99.1
TrueCar Reports Second Quarter 2015 Financial Results
Announces Management Transitions

•	Second quarter total revenue of $65.3 million; transaction revenue of $60.4 million.

•	Second quarter net loss of $(14.7) million, or $(0.18) per share, compared to net loss of $(15.0) million, or $(0.22) per share, in the second quarter of 2014.

•
Second quarter Adjusted EBITDA(1) of $0.5 million, representing an Adjusted EBITDA margin of 0.7%, down from $1.8 million for the second quarter of 2014, representing an Adjusted EBITDA margin of 3.5%.

•	Second quarter Non-GAAP net loss(2) of $(3.8) million, or $(0.05) per share, compared to Non-GAAP net loss of $(1.4) million, or $(0.02) per share, in the second quarter of 2014.

•	TrueCar users purchased 190,358 units from TrueCar Certified Dealers, up 27% year-over-year and the most in company history.

•	Franchise Dealer Count(3) grew by 1,618 dealers or 21% year-over-year to a record 9,300.

SANTA MONICA, Calif., August 6, 2015 – TrueCar, Inc. (NASDAQ: TRUE), the negotiation-free car buying and selling platform, today announced its financial results for the second quarter ended June 30, 2015.

Management Commentary

"It was a tough quarter in relation to our initial guidance," said Mike Guthrie, TrueCar’s Chief Financial Officer. “Notwithstanding that, we achieved notable successes. Traffic grew by 42% to 6 million unique visitors, and TrueCar Certified Dealers transacted a total of 190,358 vehicles on the platform, a quarterly record. New car transactions represented 4% of total U.S. retail sales in the quarter.”

Additionally, the TrueCar branded channel continued to grow at a high rate, achieving a 46% increase in units over the second quarter of 2014. Finally, TrueCar’s co-branded marketing campaign with USAA kicked off in time for the Memorial Day holiday, with excellent results.

“We have reset our guidance and the team is working diligently to drive operational improvements that will yield both revenue growth and, more importantly, a return to expanding Adjusted EBITDA margins,” Mr. Guthrie said.

Management Transitions

TrueCar is also announcing that its Founder, Chief Executive Officer and Chairman, Scott Painter, will step down as CEO later this year. Mr. Painter will retire when his successor takes office, which is expected to occur by year-end. Mr. Painter will continue to serve as Chairman of TrueCar’s Board of Directors.

“After a decade of building TrueCar from an idea into a public company, I have come to the conclusion reached by many founders and entrepreneurs in my position: It is time for a change,” said Mr. Painter.

(1)	Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP Net Loss below.

(2)	Non-GAAP Net Loss is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP Net Loss below.

(3)
Franchise Dealer Count: We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold by dealers in the TrueCar Certified Dealer network at their locations, and includes both single-location proprietorships as well as large consolidated dealer groups.

“On behalf of the Board of Directors, I want to thank Scott for the creativity and vision he has demonstrated during the last decade in founding the company and leading it through its public offering,” said Todd Bradley, a member of TrueCar's Board of Directors. "We are grateful to Scott for the leadership demonstrated by making this difficult decision."

Finally, TrueCar announced that Christopher Claus, former President of USAA Financial Advice & Solutions Group and a current director of TrueCar, has been named Lead Independent Director. Mr. Claus will focus on the Board’s search committee to find a new CEO as well as building deeper ties with USAA.

“I am honored to begin serving as the Lead Independent Director and look forward to working closely with the leadership team to build upon and execute the vision that Scott has created, as well as maintain a strong partnership with the company's largest affinity partner, USAA," Mr. Claus said.

Second Quarter 2015 Financial Highlights

•	Record total revenue of $65.3 million and record transaction revenue of $60.4 million.

•	Net loss of $(14.7) million, or $(0.18) per basic and diluted share, compared to a net loss of $(15.0) million, or $(0.22) per basic and diluted share, in the second quarter of 2014.

•	Adjusted EBITDA of $0.5 million, representing an Adjusted EBITDA margin of 0.7%, down from $1.8 million in the second quarter of 2014, representing an Adjusted EBITDA margin of 3.5%.

•	Non-GAAP net loss of $(3.8) million, or $(0.05) per basic and diluted share, compared to Non-GAAP net loss of $(1.4) million, or $(0.02) per basic and diluted share, in the second quarter of 2014.

Key Operating Metrics

•	The number of average monthly unique visitors(4) increased 42% to a record 6.0 million in the second quarter of 2015, up from approximately 4.2 million in the second quarter of 2014.

•	The number of units(5) increased 27% to 190,358 in the second quarter of 2015, up from 149,527 in the second quarter of 2014.

•	Monetization(6) was $317 during the second quarter of 2015 compared to $308 during the second quarter of 2014.

•	Franchise Dealer Count increased to a record 9,300 at June 30, 2015, representing nearly 30% of all new car franchises and year-over-year growth of 21%.

Business Outlook

TrueCar’s guidance for the third quarter ending September 30, 2015 is as follows:

•	Revenues are expected to be in the range of $65.0 million to $67.0 million, on units of 190,000 – 195,000.

•	Adjusted EBITDA is expected to be breakeven.

Guidance for the full year ending December 31, 2015 is as follows:

•	Revenues are expected to be in the range of $252.0 million to $258.0 million, on units of 730,000 – 740,000.

•	Adjusted EBITDA is expected to be approximately $5.0 million.

(4)
Average Monthly Unique Visitors: We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites, or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in that period.

(5)
Units: We define units as the number of automobiles purchased by our users from TrueCar Certified Dealers through TrueCar.com and our mobile applications or the car buying sites and mobile applications we maintain for our affinity group marketing partners.

(6)	Monetization: We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue in a given period by the number of units in that period.

Conference Call Information

Members of TrueCar management will host a conference call today, August 6, 2015, to discuss the second quarter results at 4:30 p.m. Eastern Time. To participate, callers in the U.S. and Canada should dial 1-877-407-0789 and international callers should dial 1-201-689-8562 and reference the conference ID: 13613507. In addition, a live webcast of the call will be accessible through the Investor Relations section of TrueCar’s website at ir.true.com and will be archived online for 90 days upon completion of the conference call. A telephonic replay of the call will also be available until 11:59 p.m. Eastern Time, on Thursday, August 20, 2015, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay pin number: 13613507.  TrueCar has used, and intends to continue to use, its Investor Relations website (ir.true.com), as well as certain Twitter accounts (@truecar, @TheScottPainter and @johnkrafcik) and the company’s Facebook page (www.facebook.com/truecar), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding TrueCar’s outlook for the third quarter and full year 2015, future financial results, including revenue growth and expanding Adjusted EBITDA margins, operational improvements, business strategy, plans and objectives are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may prove incorrect, any of which could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements. Among the risks and uncertainties that could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements include: the ability to grow our network of Certified Dealers, in particular franchise dealers, and to replace dealers that transition off the program; dependence upon affinity group marketing partners, especially USAA; compliance with U.S. federal and state laws and regulations directly or indirectly applicable to TrueCar's business; the ability to compete effectively in an increasingly competitive market and to enhance TrueCar's brand; the ability to continue to innovate and introduce enhanced products for mobile platforms; macro-economic issues that affect the automobile industry; the ability to attract additional qualified personnel; the ability to successfully resolve litigation to which TrueCar is subject; and other risks and uncertainties described more fully under the heading “Risk Factors” in TrueCar’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission, or SEC, and its Quarterly Report on Form 10-Q to be filed with the SEC. All forward-looking statements in this press release are based on information available to TrueCar's management as of the date hereof, and except as required by law, management assumes no obligation to update these forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures; Adjusted EBITDA, Non-GAAP net income (loss), and Non-GAAP net income (loss) per share. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, income taxes, depreciation and amortization, stock-based compensation, non-cash warrant expense, ticker symbol acquisition costs, certain litigation costs and IPO-related expenses. We define Non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation, non-cash warrant expense, ticker symbol acquisition costs, IPO-related expenses, and certain litigation costs. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net income (loss) to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net income (loss) should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

We believe that Adjusted EBITDA and Non-GAAP net income (loss) are useful because they facilitate operating performance comparisons on a period-to-period basis as they exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net income (loss) and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance.

Our use of each of Adjusted EBITDA and Non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•	Neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•
Neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the cash costs to advance our claims in respect of certain litigation or the costs to defend ourselves in various complaints filed against us.

•	Neither Adjusted EBITDA nor Non-GAAP net income (loss) consider the potentially dilutive impact of shares issued or to be issued in connection with share-based compensation or warrant issuances; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net income (loss) differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net income (loss) alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results. In addition, in evaluating Adjusted EBITDA and Non-GAAP net income (loss), you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net income (loss) and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net income (loss) that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE), the negotiation-free car buying and selling mobile marketplace, gives consumers transparent insight into what others paid and access to guaranteed savings off MSRP from TrueCar Certified Dealers. TrueCar’s network of more than 10,000 trusted Certified Dealers is committed to providing upfront pricing information and a hassle-free buying experience. TrueCar powers car-buying programs for some of the largest U.S. membership and service organizations, including AARP, American Express, AAA and USAA. Not all program features are available in all states. TrueCar is headquartered in Santa Monica, California, with offices in San Francisco and Austin, Texas. For more information, go to www.truecar.com. Follow us on Facebook or Twitter.

INVESTOR CONTACT:

Alison Sternberg
Vice President, Investor Relations and Administration
O: 800.200.2000 x 8771
investors@true.com

Laura Bainbridge
Addo Communications
O: 310.829.5400
investors@true.com

MEDIA CONTACT:

Alan Ohnsman
Senior Vice President & Chief Communications Officer
O: 800.200.2000 x 8044
AOhnsman@truecar.com

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$65,291	$50,497	$123,845	$94,427
Costs and operating expenses:
Cost of revenue	5,927	4,137	11,718	7,858
Sales and marketing	40,457	33,292	72,166	61,059
Technology and development	10,979	8,513	20,739	15,843
General and administrative	18,407	16,439	37,176	27,955
Depreciation and amortization	4,119	2,972	8,044	6,086
Total costs and operating expenses	79,889	65,353	149,843	118,801
Loss from operations	(14,598)	(14,856)	(25,998)	(24,374)
Interest income	24	10	44	27
Interest expense	(118)	(131)	(163)	(301)
Other income	3	10	14	10
Loss before provision for income taxes	(14,689)	(14,967)	(26,103)	(24,638)
Provision for income taxes	50	67	259	317
Net loss	$(14,739)	$(15,034)	$(26,362)	$(24,955)
Net loss per share:
Basic and diluted	$(0.18)	$(0.22)	$(0.32)	$(0.39)
Weighted average common shares outstanding, basic and diluted	82,012	67,784	81,241	63,962

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2015	December 31, 2014

Assets
Current assets
Cash and cash equivalents	$125,969	$147,539
Accounts receivable, net	30,627	28,748
Prepaid expenses	8,533	5,193
Other current assets	3,106	3,040
Total current assets	168,235	184,520
Property and equipment, net	60,362	30,731
Goodwill	53,270	53,270
Intangible assets, net	25,881	27,949
Other assets	691	482
Total assets	$308,439	$296,952

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,683	$12,826
Accrued employee expenses	5,820	14,245
Accrued expenses and other current liabilities	14,086	11,783
Total current liabilities	32,589	38,854
Deferred tax liabilities	2,496	2,245
Lease financing obligations, net of current portion	26,535	6,093
Other liabilities	572	562
Total liabilities	62,192	47,754

Stockholders’ Equity
Common stock	8	8
Additional paid-in capital	483,590	460,179
Accumulated deficit	(237,351)	(210,989)
Total stockholders’ equity	246,247	249,198
Total liabilities and stockholders’ equity	$308,439	$296,952

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net loss	$(14,739)	$(15,034)	$(26,362)	$(24,955)
Non-GAAP adjustments:
Interest income	(24)	(10)	(44)	(27)
Interest expense	118	131	163	301
Depreciation and amortization	4,119	2,972	8,044	6,086
Stock-based compensation	9,167	7,396	18,620	11,540
IPO-related expenses	—	3,717	—	3,717
Warrant (reduction) expense	(333)	2,280	(480)	4,615
Ticker symbol acquisition costs	—	—	—	803
Certain litigation costs (1)	2,119	254	4,562	374
Provision for income taxes	50	67	259	317
Adjusted EBITDA	$477	$1,773	$4,762	$2,771

(1)
The excluded amounts relate to legal costs incurred in connection with a claim we filed against Sonic Automotive Holdings, Inc., complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar and securities class action lawsuits. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP NET LOSS
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net loss	$(14,739)	$(15,034)	$(26,362)	$(24,955)
Non-GAAP adjustments:
Stock-based compensation	9,167	7,396	18,620	11,540
IPO-related expenses	—	3,717	—	3,717
Warrant (reduction) expense	(333)	2,280	(480)	4,615
Ticker symbol acquisition costs	—	—	—	803
Certain litigation costs (1)	2,119	254	4,562	374
Non-GAAP net loss	$(3,786)	$(1,387)	$(3,660)	$(3,906)

Non-GAAP net loss per share:
Basic	$(0.05)	$(0.02)	$(0.05)	$(0.06)
Diluted	$(0.05)	$(0.02)	$(0.05)	$(0.06)

Weighted average common shares outstanding:
Basic	82,012	67,784	81,241	63,962
Diluted	82,012	67,784	81,241	63,962

(1)
The excluded amounts relate to legal costs incurred in connection with a claim we filed against Sonic Automotive Holdings, Inc., complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar and securities class action lawsuits. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.